Exhibit 4.29

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

Security Matters Limited

Senior Secured Promissory Note

due [            ]

Dated: [ ]	Up to ILS [ ]

For value received, Security Matters Limited, an Australian company number 626 192 998 (the “Maker” or “Company”), hereby promises to pay to the order of [_____] (together with its successors and assigns, the “Holder” or “Purchaser”), in accordance with the terms hereinafter provided, the principal amount of ILS[___], or so much thereof as may be advanced to the Maker and outstanding hereunder; provided that, for the avoidance of doubt, in no event shall the Maker be obligated to pay to the Holder more than the outstanding principal balance of funds advanced to the Maker, together with the unpaid interest accrued in respect thereof.

All payments under or pursuant to this Senior Secured Promissory Note (this “Note”) shall be made in United States Dollars in immediately available funds to the Holder at the address the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A. The outstanding principal balance of this Note shall be due and payable on [_____] (the “Maturity Date”), or at such earlier time as provided herein.

ARTICLE I

1.1 Definitions. As used in this Senior Secured Promissory Note, the following terms shall have the respective definitions set forth in this Section 1.1.

“Business Combination” is defined in Section 0.

“Business Day” shall mean any day other than a Saturday, Sunday or a public holiday under the laws of the State of New York.

“Change in Control” is defined in Section 0.

“Collateral” shall mean [_____] shares of True Gold Consortium PTY Ltd. ACN 641 483 374, as more particularly reflected in Schedule 1 of the Share Pledge.

“Events of Default” is defined in Section 2.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Holder” is defined in the Preamble.

“IFRS” means the International Financial Reporting Standards as promulgated as of the applicable date by the International Accounting Standards Board.

“Maker” is defined in the Preamble.

“Maturity Date” is defined in the Preamble.

“Note” is defined in the Preamble.

“Ordinary Shares” means the ordinary shares of the Company, with a nominal value of [US$0.0001] per share, and any securities into which such ordinary shares may hereafter be reclassified.

“Purchaser” is defined in the Preamble.

“Restricted Payments” is defined in Section 3.1(b).

“Senior Notes” is defined in Section 1.10.

“Share Pledge” means that certain Share Pledge dated as of even date herewith, between Maker and Holder granting a security interest in the Collateral.

1.2 Advances of Principal. Holder shall advance the principal amount of this Note as follows: ILS[___] simultaneous with the execution of this Note

1.3 Interest. 10% per annum, payable quarterly in arrears, [which may, at the option of the Holder, be waived in lieu of additional Bonus Warrants at a price of $0.10 per Bonus Warrant].

1.4 Payment of Principal. All outstanding principal under this Note shall be repaid on the earlier of:

(a) (i) 50% of the principal of, and accrued and unpaid interest on, the Note shall be due and payable [_____]; and

(b) a Change in Control.

For purposes hereof, “Business Combination” means a merger with Empatan PLC, an Irish public limited company.

A “Change in Control” will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Company, other than the Business Combination, with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event cease to own 50% or more of the voting power, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 50% or more of the Maker’s Ordinary Shares), (ii) any person (as defined in Section 13(d), or similar securities laws of the applicable jurisdictions, of the Securities Exchange Act of 1934, as amended), together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company’s voting power, (iii) there is a replacement of more than one-half of the members of the Company’s Board of Directors which is not approved by those individuals who are members of the Company’s Board of Directors immediately prior to such replacement, (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis.

In the event that the principal or any part thereof is not repaid together with the interest due on the due date for payment as set out above, the Holder shall, without notice or demand, be entitled to exercise its rights under and in accordance with this Note.

1.5 Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding Business Day and such next succeeding Business Day shall be included in the calculation of the amount of accrued interest payable on such date.

1.6 Manner of Payment. Payments in respect of this Note shall be made by wire transfer of immediately available funds to the account designated by Holder from time to time.

1.7 Transfer. This Note may not be transferred or sold.

1.8 Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

1.9 Use of Proceeds. The Maker shall use the proceeds of this Note for working capital and other business purposes in connection with its business.

1.10 Senior Status of Note. Except as provided in the next sentence, the obligations of the Maker under the Note shall be senior to all other existing indebtedness and equity of the Maker. The Note shall be pari passu with up to USD 5 million aggregate principal amount of 10% Secured Notes due 2023 of the Company (with the Note, the “Senior Notes”). Upon any Event of Default, the Holder will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to, any indebtedness of the Maker junior to the Senior Notes or any class of capital stock of the Maker, an amount equal to the principal amount plus all accrued and unpaid interest thereon and any and all other amounts due hereunder.

1.11 Secured Note. The full amount of this Note is secured by a first priority pledge on the Collateral. Except as described in Section 1.10 hereof, Maker hereby represents and warrants that the Collateral is free and clear from any other pledge or other encumbrance, other than the obligations described in the Constitution of True Gold Consortium PTY Ltd. and will remain so for so long as they are pledged to Holder.

ARTICLE 2

2.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note: any default in the payment of (1) the principal amount hereunder when due and payable; or (2) interest on this Note, as and when the same shall become due and payable; Maker’s dissolution or termination of existence, or discontinuance of a material portion of such entity’s business operations; the appointment of a receiver for any material part or all of the property of such entity; an assignment for the benefit of creditors by Maker; the commencement of any proceeding under any bankruptcy or insolvency laws by or against Maker, which results in the entry of an order for relief or which remains undismissed, undischarged or unbonded for a period of 60 days or more; a default under the Share Pledge that remains unsecured beyond any applicable cure periods thereon; a default under the Distribution Agreement that remains unsecured beyond any applicable cure periods thereon; incurrence of any indebtedness that is senior in preference to the Note or incurrence of pari passu indebtedness in excess of the Senior Notes; breach of any covenants hereof; breach of any other indebtedness pari passu to the Note or exercise of any rights under any share pledge, deed, share mortgage or other similar instrument granting a security interest in the Collateral; false or misleading representations, warranties, or certifications; final judgments in excess of USD 1,000,000 not discharged or stayed after applicable periods.

2.2 Remedies Upon An Event of Default. Upon the occurrence of any Event of Default, the Maker shall, as promptly as possible but in any event within three (3) Business Days of the occurrence of such Event of Default, notify the Holder of the occurrence of such Event of Default, describing the event or factual situation giving rise to the Event of Default and specifying the relevant subsection or subsections of Section 2.1 hereof under which such Event of Default has occurred. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the rights of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute, in the Share Pledge, or otherwise.

ARTICLE 3

3.1 Covenants. For so long as this Note is outstanding:

(a) Sale of Collateral; Liens. From the date hereof until the full release of the security interest in the Collateral, (i) the Maker shall not sell, lease, transfer or otherwise dispose of any of the Collateral; and (ii) (A) the Maker shall not, directly or indirectly, create, permit or suffer to exist any lien, security interest or other encumbrance on the Collateral, except as otherwise described in this Note and (B) the Maker shall defend the Collateral against and take such other action as is necessary to remove, any lien, security interest or other encumbrance on the Collateral.

(b) Restricted Payments. The Maker shall not declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any capital stock or equivalent interest (or any right or option to purchase any of the foregoing), whether in cash or property or obligations of the Maker (collectively, “Restricted Payments”).

(c) Notice of Negotiations. Subject to applicable law, rules, and regulations, the Maker shall give the Holder prompt written notice upon entering into any negotiations related to a transaction that is reasonably likely to result in a Change of Control. Without limiting the generality of the foregoing, the Maker shall give the Holder written notice of its intent to enter into an agreement that would result in a Change of Control no later than ten days prior to the execution of any such agreement.

(d) Notice of Business Combination. The Maker shall give the Holder written notice of the Business Combination within three (3) Business Days of the closing thereof.

ARTICLE 4

4.1 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective upon hand delivery, by telecopy, facsimile or electronic transmission to the address(es) or number set forth below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received), or by electronic transmission when sent by sender or on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

If to Maker:

Afik & Co.

103 Hahashmonaim Street

Tel Aviv, Israel

Attention: Doron Afik

Email: doron@afiklaw.com

If to Holder:

[_____]

4.2 Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

4.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

4.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach would be inadequate. Therefore, the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

4.5 Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Note and all costs and expenses incurred during any workout, restructuring or negotiations in respect of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

4.6 Binding Effect. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms herein.

4.7 Amendments. No provision of this Note may be modified or amended other than by a written instrument signed by the Maker and the Holder.

4.8 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note in violation of securities laws (it being understood and agreed that Holder shall be permitted to transfer this Note to any affiliate thereof in its sole discretion). This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.”

4.9 Successors and Assigns. The provisions of this Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Maker may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Holder (and any attempted assignment or transfer by the Maker without such consent shall be null and void) and (ii) the Holder may not assign or otherwise transfer its rights or obligations hereunder without the prior written consent of the Maker (and any attempted assignment or transfer by the Holder without such consent shall be null and void); provided that the Holder may assign or otherwise transfer its rights or obligations hereunder in its sole discretion without the prior written consent of the Maker in the case of any assignment or transfer to an affiliate of the Holder.

4.10 Consent to Jurisdiction. Each of the Maker and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in Harris County, Texas and the courts of Harris County, Texas for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 4.10 shall affect or limit any right to serve process in any other manner permitted by law. Each of the Maker and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Note shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

4.11 Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

4.12 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

4.13 Maker Waivers, Dispute Resolution. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b) THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

4.14 Most Favored Nations Treatment. If the Company enters into a subsequent financing (other than standard commercial credit arrangements) with any third party on terms that are more favorable to such third party than the terms of this Note and the warrant issued in connection herewith, this Note and such warrant may together be exchanged, for no additional consideration, for securities in such subsequent financing issuable upon an investment of the then outstanding principal amount of this Note.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed by their respective authorized officers as of the date first above written.

Security Matters Limited

By:
Name:	Haggai Alon
Title:	CEO

[_____]

By:
Name:
Title: